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                                                                    EXHIBIT 21.1



                 LIST OF SUBSIDIARIES OF VIEWPOINT CORPORATION

Viewpoint Digital, Inc.
Canoma Inc.
MetaTools Barbados FSC
MetaCreations Holding Corp.